EXHIBIT 3.2

Certificate of Amendment
of
Certificate of Incorporation
of
CHEMUNG FINANCIAL CORPORATION.

Under Section 805 of the Business Corporation Law.

We, the undersigned, Boyd McDowell, II, President, and Jerome F. Denton, Secretary, of Chemung Financial Corporation do hereby certify as follows:

    The name of the corporation is Chemung Financial Corporation.
    The corporation's Certificate of Incorporation was filed by the Department of State of the State of New York on January 2, 1985.

3. The corporation's Certificate of Incorporation is hereby amended:

(a) to change the number of shares which the corporation is authorized to issue from 900,000 shares of common stock of the par value of $15.00 each to 3,000,000 shares of common stock of the par value of $5.00 each and for this purpose, Article 4 of the Certificate of Incorporation is hereby amended to read as follows:

4. Number of Shares. The aggregate number of shares which the Corporation shall have the authority to issue is: Three Million (3,000,000), all of which shall be common shares of the par value of Five Dollars ($5.00) each.

(b) to change the 652,233 issued shares of common stock of the corporation of the par value of $15.00 each into 1,956,699 shares of common stock of the par value of $5.00 each by changing each share of issued common stock of the par value of $15.00 each into three (3) shares of common stock of the par value of $5.00 each.

    to change the 247,767 shares of authorized but unissued common stock of the corporation of the par value of $15.00 each into 743,301 shares of authorized but unissued common stock of the par value of $5.00 each by changing each share of authorized but unissued common stock of the par value of $15.00 each into three (3) shares of authorized but unissued common stock of the par value of $5.00 each.

    to authorize 300,000 new shares of common stock with a par value of $5.00 per share.

    The corporation's Certificate of Incorporation is hereby further amended to add an Article 11 thereto reading as follows:

    11. Liability of Directors. A director of the Corporation shall not be liable to the Corporation or its stockholders for damages for any breach of duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Business Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this Article 11 by the stockholders of the Corporation shall not affect adversely any right or protection of a director of the Corporation existing at the time of such repeal or modification.

    This amendment of the Certificate of Incorporation was authorized by vote of the Board of Directors, followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders held on March 26, 1988.

IN WITNESS WHEREOF, we have signed this Certificate on the 28th day of March, 1988.

/s/Boyd McDowell, II

Boyd McDowell, II, President.

/s/Jerome F. Denton

Jerome F. Denton, Secretary.

State of New York, )

; ss.

County of Chemung. )

Boyd McDowell, II, being duly sworn, deposes and says that he is the President of Chemung Financial Corporation, the corporation described in the foregoing Certificate; that he has read the foregoing Certificate and knows the contents thereof and that the same is true to the knowledge of deponent.

/s/Boyd McDowell II

Sworn to before me this 28th
day of March, 1988.
/s/Kenneth A. Tifft
Notary Public.

Certificate of Amendment
of
Certificate of Incorporation
of
CHEMUNG FINANCIAL CORPORATION.

Under Section 805 of the Business Corporation Law.

SAYLES, EVANS, BRAYTON, PALMER & TIFFT
ELMIRA, NEW YORK

Certificate of Amendment
of
Certificate of Incorporation
of
CHEMUNG FINANCIAL CORPORATION.

Under Section 805 of the Business Corporation Law.

We, the undersigned, Boyd McDowell, II, President, and Jerome F. Denton, Secretary, of Chemung Financial Corporation do hereby certify as follows:

    The name of the corporation is Chemung Financial Corporation.
    The corporation's Certificate of Incorporation was filed by the Department of State of the State of New York on January 2, 1985.

3. The corporation's Certificate of Incorporation is hereby amended:

(a) to change the number of shares which the corporation is authorized to issue from 900,000 shares of common stock of the par value of $15.00 each to 3,000,000 shares of common stock of the par value of $5.00 each and for this purpose, Article 4 of the Certificate of Incorporation is hereby amended to read as follows:

4. Number of Shares. The aggregate number of shares which the Corporation shall have the authority to issue is: Three Million (3,000,000), all of which shall be common shares of the par value of Five Dollars ($5.00) each.

(b) to change the 652,233 issued shares of common stock of the corporation of the par value of $15.00 each into 1,956,699 shares of common stock of the par value of $5.00 each by changing each share of issued common stock of the par value of $15.00 each into three (3) shares of common stock of the par value of $5.00 each.

(c) to change the 247,767 shares of authorized but unissued common stock of the corporation of the par value of $15.00 each into 743,301 shares of authorized but unissued common stock of the par value of $5.00 each by changing each share of authorized but unissued common stock of the par value of $15.00 each into three (3) shares of authorized but unissued common stock of the par value of $5.00 each.

(d) to authorize 300,000 new shares of common stock with a par value of $5.00 per share.

    The corporation's Certificate of Incorporation is hereby further amended to add an Article 11 thereto reading as follows:

    11. Liability of Directors. A director of the Corporation shall not be liable to the Corporation or its stockholders for damages for any breach of duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Business Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this Article 11 by the stockholders of the Corporation shall not affect adversely any right or protection of a director of the Corporation existing at the time of such repeal or modification.

    This amendment of the Certificate of Incorporation was authorized by vote of the Board of Directors, followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders held on March 26, 1988.

IN WITNESS WHEREOF, we have signed this Certificate on the 28th day of March, 1988.

/s/Boyd McDowell II

Boyd McDowell, II,

President

/s/Jerome F. Denton

Jerome F. Denton,
Secretary.

State of New York, )

; ss.

County of Chemung. )

Boyd McDowell, II, being duly sworn, deposes and says that he is the President of Chemung Financial Corporation, the corporation described in the foregoing Certificate; that he has read the foregoing Certificate and knows the contents thereof and that the same is true to the knowledge of deponent.

/s/Boyd McDowell II

Sworn to before me this 28th day of March, 1988.

/s/Kenneth A. Tifft
Notary Public.